Exhibit 99.1

Greencity Acquisition Corporation Shareholders Approve Extension of Deadline to Consummate Business Combination

Shanghai, China, April 19, 2022/PRNewswire - Greencity Acquisition Corporation (the “Company” or “Greencity”)(NASDAQ:GRCY) announced that on April 18, 2022 the Company held an Extraordinary General Meeting of its shareholders (the “Meeting”) at which time the shareholders voted overwhelmingly to extend the date (the “Extension”) by which Greencity has to consummate a business combination from April 28, 2022 to October 28, 2022. The holders of 3,575,801 of the Company’s ordinary shares present and entitled to vote at the Meeting, constituting 99.98% of ordinary shares present, voted in favor of the Extension. The Company will be promptly filing an appropriate amendment to its Memorandum and Articles of Association with the Registrar of Companies in the Cayman Islands.

About Greencity Acquisition Corporation

The Company is a blank check company incorporated as a Cayman Islands exempted company and formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. While the Company may pursue an acquisition opportunity in any industry or sector, the Company intends to focus on businesses that have a connection to the Asian market.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements”. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and prospectus for the offering filed with the U.S. Securities and exchange Commission (“SEC”). Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this press release, except as required by law.

Contact

Panyan Yu

Chief Financial Officer

(+86) 1568936452

yupanyan@grcyu.com